Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	eric.boyer@ihs.com

IHS Inc. Reports Second Quarter 2014 Results

ENGLEWOOD, Colo. (June 19, 2014) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the second quarter ended May 31, 2014.

•	Revenue of $568 million, up 36 percent from the prior-year period

•	Total organic revenue growth of 6 percent, anchored by 6 percent subscription organic revenue growth

•	Adjusted EBITDA of $173 million, up 33 percent from the prior-year period

•	Adjusted earnings per diluted share (Adjusted EPS) of $1.47, up 17 percent from the prior-year period

•	Free cash flow of $195 million, up 83 percent from the prior-year period

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Second Quarter and Year-to-Date 2014 Financial Performance

	Three months ended May 31,		Change		Six months ended May 31,		Change
(in thousands, except percentages and per share data)	2014	2013	$	%	2014	2013	$	%
Revenue	$568,008	$418,143	$149,865	36%	$1,092,466	$800,668	$291,798	36%

Net income	$55,492	$42,890	$12,602	29%	$87,914	$67,561	$20,353	30%
Adjusted EBITDA	$172,733	$130,156	$42,577	33%	$328,908	$248,350	$80,558	32%

GAAP EPS	$0.81	$0.65	$0.16	25%	$1.28	$1.01	$0.27	27%
Adjusted EPS	$1.47	$1.26	$0.21	17%	$2.75	$2.34	$0.41	18%

Cash flow from operations	$221,113	$129,480	$91,633	71%	$374,974	$261,166	$113,808	44%
Free cash flow	$194,687	$106,411	$88,276	83%	$323,938	$218,730	$105,208	48%

“We were pleased to deliver on our expanding organic growth objectives,” said Scott Key, IHS president and chief executive officer.  “Encouragingly, our growth was broad-based, with progress and performance in each of the three regions and in each product category.”

“We had very strong cash flow in the quarter and have delivered over $500 million of free cash flow over the last twelve months,” said Todd Hyatt, IHS chief financial officer. “This has allowed us to de-lever from 3.7 times to 2.9 times in less than a year.”

Second Quarter and Year-to-Date 2014 Revenue Performance

Second quarter 2014 revenue increased 36 percent compared to the second quarter of 2013, and year-to-date 2014 revenue increased 36 percent compared to the same period in 2013. The components of revenue growth are described below by segment and in total.

	Increase in revenue
	Second quarter 2014 vs. second quarter 2013			Year-to-date 2014 vs. year-to-date 2013
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Organic	Acquisitive	Foreign Currency
Americas	4%	43%	(1)%	5%	45%	(1)%
EMEA	10%	9%	4%	8%	9%	3%
APAC	4%	6%	—%	2%	7%	(1)%
Total	6%	30%	1%	5%	31%	—%

The subscription-based business grew 6 percent organically in the second quarter of 2014 compared to the second quarter of 2013, as described in the following table.

	Three months ended May 31,		Percent change		Six months ended May 31,		Percent change
(in thousands, except percentages)	2014	2013	Total	Organic	2014	2013	Total	Organic
Subscription revenue	$426,346	$313,923	36%	6%	$843,720	$621,650	36%	6%
Non-subscription revenue	141,662	104,220	36%	4%	248,746	179,018	39%	3%
Total revenue	$568,008	$418,143	36%	6%	$1,092,466	$800,668	36%	5%

Second Quarter and Year-to-Date 2014 Segment Performance

On a consolidated basis, IHS continued to deliver solid organic revenue growth. Segment results were as follows:

•
Americas. Second quarter revenue for Americas increased $119 million, or 46 percent, to $377 million, and included 5 percent organic growth for the subscription-based business. Second quarter Adjusted EBITDA for Americas increased $27 million, or 25 percent, to $135 million. Second quarter operating income for Americas increased $14 million, or 18 percent, to $94 million.

Year-to-date revenue for Americas increased $240 million, or 49 percent, to $727 million. Year-to-date Adjusted EBITDA for Americas increased $57 million, or 28 percent, to $259 million. Year-to-date operating income for Americas increased $30 million, or 21 percent, to $171 million.

Americas results for both the second quarter and year-to-date 2014 periods benefited from the inclusion of R. L. Polk.

•
EMEA. Second quarter revenue for EMEA increased $26 million, or 23 percent, to $139 million, and included 9 percent organic growth for the subscription-based business. Second quarter Adjusted EBITDA for EMEA increased $13 million, or 48 percent, to $40 million. Second quarter operating income for EMEA increased $14 million, or 68 percent, to $34 million. EMEA profit benefited from revenue growth and prior investment in scaled infrastructure.

Year-to-date revenue for EMEA increased $43 million, or 19 percent, to $266 million. Year-to-date Adjusted EBITDA for EMEA increased $21 million, or 41 percent, to $72 million. Year-to-date operating income for EMEA increased $23 million, or 62 percent, to $59 million.

•
APAC. Second quarter revenue for APAC increased $5 million, or 10 percent, to $52 million, and included 10 percent organic growth for the subscription-based business. Second quarter Adjusted EBITDA for APAC increased $3 million, or 25 percent, to $14 million. Second quarter operating income for APAC increased $3 million, or 26 percent, to $13 million.

Year-to-date revenue for APAC increased $8 million, or 9 percent, to $100 million. Year-to-date Adjusted EBITDA for APAC increased $3 million, or 16 percent, to $24 million. Year-to-date operating income for APAC increased $3 million, or 15 percent, to $23 million.

Outlook (forward-looking statement)

For the year ending November 30, 2014, IHS expects:

•	Revenue in a range of $2.17 billion to $2.23 billion, including 6-7 percent organic growth on the subscription base;

•	Adjusted EBITDA in a range of $675 million to $705 million; and

•	Adjusted EPS in a range of $5.50 to $5.85 per diluted share.

Additionally, for the year ending November 30, 2014, IHS expects:

•	Depreciation expense to be approximately $75-80 million;

•	Amortization expense related to acquired intangible assets to be approximately $135-140 million;

•	Net interest expense to be approximately $55-60 million;

•	Stock-based compensation expense to be approximately $185-195 million;

•	An adjusted tax rate of approximately 28-30 percent;

•	An effective GAAP tax rate of approximately 20-22 percent; and

•	Fully diluted shares to be approximately 69-70 million.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss second quarter 2014 results on June 19, 2014, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

IHS Forward-Looking Statements:
This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” "estimate," "expect," “continue,” "strategy," "future," "likely," "may," “might,” "should," "will," the negative of these terms and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to net income, net income per share, and expected operating results, such as revenue growth and earnings.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to successfully manage risks associated with changes in demand for our products and services as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures, and changes in laws and regulations governing our business; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services; our ability to successfully identify and integrate acquisitions into our existing businesses and manage risks associated therewith; and the other factors described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS Inc. (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs approximately 8,000 people in 31 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2014 IHS Inc. All rights reserved.

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	May 31, 2014	November 30, 2013
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$220,998	$258,367
Accounts receivable, net	416,771	459,263
Income tax receivable	164	—
Deferred subscription costs	63,289	49,327
Deferred income taxes	59,757	70,818
Other	59,896	43,065
Total current assets	820,875	880,840
Non-current assets:
Property and equipment, net	267,250	245,566
Intangible assets, net	1,077,083	1,144,464
Goodwill	3,064,631	3,065,181
Other	18,627	23,562
Total non-current assets	4,427,591	4,478,773
Total assets	$5,248,466	$5,359,613
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$140,911	$395,527
Accounts payable	57,372	57,001
Accrued compensation	60,979	89,460
Accrued royalties	33,652	36,289
Other accrued expenses	112,949	98,187
Income tax payable	—	9,961
Deferred revenue	667,264	560,010
Total current liabilities	1,073,127	1,246,435
Long-term debt	1,715,595	1,779,065
Accrued pension and postretirement liability	31,210	27,191
Deferred income taxes	349,434	361,267
Other liabilities	51,775	38,692
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 69,051,356 and 67,901,101 shares issued, and 68,123,301 and 67,382,298 shares outstanding at May 31, 2014 and November 30, 2013, respectively	691	679
Additional paid-in capital	870,215	788,670
Treasury stock, at cost: 928,055 and 518,803 shares at May 31, 2014 and November 30, 2013, respectively	(93,374)	(45,945)
Retained earnings	1,308,434	1,220,520
Accumulated other comprehensive loss	(58,641)	(56,961)
Total stockholders’ equity	2,027,325	1,906,963
Total liabilities and stockholders’ equity	$5,248,466	$5,359,613

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2014	2013	2014	2013
Revenue	$568,008	$418,143	$1,092,466	$800,668
Operating expenses:
Cost of revenue (includes stock-based compensation expense of $1,511; $1,294; $3,371 and $2,976 for the three and six months ended May 31, 2014 and 2013, respectively)	224,945	172,424	437,870	332,499
Selling, general and administrative (includes stock-based compensation expense of $34,521; $29,505; $76,625 and $67,585 for the three and six months ended May 31, 2014 and 2013, respectively)	203,644	143,609	401,360	285,838
Depreciation and amortization	49,142	32,877	98,779	65,356
Restructuring charges	860	3,231	4,035	8,019
Acquisition-related costs	77	1,665	1,017	3,560
Net periodic pension and postretirement expense	2,834	2,242	5,670	4,482
Other expense (income), net	(267)	511	1,308	2,930
Total operating expenses	481,235	356,559	950,039	702,684
Operating income	86,773	61,584	142,427	97,984
Interest income	235	303	486	647
Interest expense	(14,610)	(6,164)	(29,855)	(12,284)
Non-operating expense, net	(14,375)	(5,861)	(29,369)	(11,637)
Income from continuing operations before income taxes	72,398	55,723	113,058	86,347
Provision for income taxes	(16,906)	(12,840)	(25,144)	(18,793)
Income from continuing operations	55,492	42,883	87,914	67,554
Income from discontinued operations, net	—	7	—	7
Net income	$55,492	$42,890	$87,914	$67,561

Basic earnings per share
Income from continuing operations	$0.81	$0.65	$1.29	$1.03
Income from discontinued operations, net	$—	$—	$—	$—
Net income	$0.81	$0.65	$1.29	$1.03
Weighted average shares used in computing basic earnings per share	68,216	65,888	68,015	65,840

Diluted earnings per share
Income from continuing operations	$0.81	$0.65	$1.28	$1.01
Income from discontinued operations, net	$—	$—	$—	$—
Net income	$0.81	$0.65	$1.28	$1.01
Weighted average shares used in computing diluted earnings per share	68,697	66,421	68,730	66,584

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended May 31,
	2014	2013
Operating activities:
Net income	$87,914	$67,561
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	98,779	65,356
Stock-based compensation expense	79,996	70,561
Impairment of assets	—	1,629
Excess tax benefit from stock-based compensation	(10,327)	(11,802)
Net periodic pension and postretirement expense	5,670	4,482
Pension and postretirement contributions	(1,650)	(11,876)
Deferred income taxes	28,907	(26,462)
Change in assets and liabilities:
Accounts receivable, net	38,871	37,053
Other current assets	(23,153)	(15,803)
Accounts payable	119	(10,430)
Accrued expenses	(16,666)	(11,585)
Income tax payable	(20,656)	27,561
Deferred revenue	105,570	75,998
Other liabilities	1,600	(1,077)
Net cash provided by operating activities	374,974	261,166
Investing activities:
Capital expenditures on property and equipment	(51,036)	(42,436)
Acquisitions of businesses, net of cash acquired	—	(155,505)
Intangible assets acquired	(714)	—
Change in other assets	2,762	(2,317)
Settlements of forward contracts	1,309	128
Net cash used in investing activities	(47,679)	(200,130)
Financing activities:
Proceeds from borrowings	30,000	45,000
Repayment of borrowings	(348,086)	(97,001)
Excess tax benefit from stock-based compensation	10,327	11,802
Proceeds from the exercise of employee stock options	—	285
Repurchases of common stock	(47,429)	(83,365)
Net cash used in financing activities	(355,188)	(123,279)
Foreign exchange impact on cash balance	(9,476)	(15,634)
Net decrease in cash and cash equivalents	(37,369)	(77,877)
Cash and cash equivalents at the beginning of the period	258,367	345,008
Cash and cash equivalents at the end of the period	$220,998	$267,131

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three months ended May 31,		Percent change		Six months ended May 31,		Percent change
	2014	2013	Total	Organic	2014	2013	Total	Organic
Revenue by segment:
Americas	$376,787	$257,625	46%	4%	$727,207	$486,791	49%	5%
EMEA	138,847	112,944	23%	10%	265,708	222,415	19%	8%
APAC	52,374	47,574	10%	4%	99,551	91,462	9%	2%
Total revenue	$568,008	$418,143	36%	6%	$1,092,466	$800,668	36%	5%

Revenue by transaction type:
Subscription	$426,346	$313,923	36%	6%	$843,720	$621,650	36%	6%
Non-subscription	141,662	104,220	36%	4%	248,746	179,018	39%	3%
Total revenue	$568,008	$418,143	36%	6%	$1,092,466	$800,668	36%	5%

Revenue by product category:
Resources	$243,876	$221,680	10%	6%	$461,370	$412,196	12%	7%
Industrials	181,346	64,359	182%	1%	353,069	126,848	178%	—%
Horizontal products	142,786	132,104	8%	7%	278,027	261,624	6%	6%
Total revenue	$568,008	$418,143	36%	6%	$1,092,466	$800,668	36%	5%

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2014	2013	2014	2013
Net income	$55,492	$42,890	$87,914	$67,561
Interest income	(235)	(303)	(486)	(647)
Interest expense	14,610	6,164	29,855	12,284
Provision for income taxes	16,906	12,840	25,144	18,793
Depreciation	16,090	10,851	31,880	20,731
Amortization related to acquired intangible assets	33,052	22,026	66,899	44,625
EBITDA (1)(6)	$135,915	$94,468	$241,206	$163,347
Stock-based compensation expense	36,032	30,799	79,996	70,561
Restructuring charges	860	3,231	4,035	8,019
Acquisition-related costs	77	1,665	1,017	3,560
Impairment of assets	—	—	—	1,629
(Gain) loss on sale of assets	(151)	—	2,654	1,241
Income from discontinued operations, net	—	(7)	—	(7)
Adjusted EBITDA (2)(6)	$172,733	$130,156	$328,908	$248,350

	Three months ended May 31,		Six months ended May 31,
	2014	2013	2014	2013
Net income	$55,492	$42,890	$87,914	$67,561
Stock-based compensation expense	36,032	30,799	79,996	70,561
Amortization related to acquired intangible assets	33,052	22,026	66,899	44,625
Restructuring charges	860	3,231	4,035	8,019
Acquisition-related costs	77	1,665	1,017	3,560
Impairment of assets	—	—	—	1,629
(Gain) loss on sale of assets	(151)	—	2,654	1,241
Income from discontinued operations, net	—	(7)	—	(7)
Income tax effect on adjusting items	(24,511)	(17,108)	(53,733)	(41,639)
Adjusted net income (3)	$100,851	$83,496	$188,782	$155,550
Adjusted EPS (4)(6)	$1.47	$1.26	$2.75	$2.34
Weighted average shares used in computing Adjusted EPS	68,697	66,421	68,730	66,584

	Three months ended May 31,		Six months ended May 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$221,113	$129,480	$374,974	$261,166
Capital expenditures on property and equipment	(26,426)	(23,069)	(51,036)	(42,436)
Free cash flow (5)(6)	$194,687	$106,411	$323,938	$218,730

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three months ended May 31, 2014
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$93,587	$34,465	$12,938	$(54,217)	$86,773
Adjustments:
Stock-based compensation expense	—	—	—	36,032	36,032
Depreciation and amortization	41,395	5,314	475	1,958	49,142
Restructuring charges	87	656	117	—	860
Acquisition-related costs	277	(200)	—	—	77
Gain on sale of assets	(151)	—	—	—	(151)
Adjusted EBITDA	$135,195	$40,235	$13,530	$(16,227)	$172,733

	Three months ended May 31, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$79,515	$20,485	$10,248	$(48,664)	$61,584
Adjustments:
Stock-based compensation expense	—	—	—	30,799	30,799
Depreciation and amortization	25,181	5,474	476	1,746	32,877
Restructuring charges	2,165	990	76	—	3,231
Acquisition-related costs	1,503	162	—	—	1,665
Adjusted EBITDA	$108,364	$27,111	$10,800	$(16,119)	$130,156

	Six months ended May 31, 2014
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$171,197	$59,060	$23,000	$(110,830)	$142,427
Adjustments:
Stock-based compensation expense	—	—	—	79,996	79,996
Depreciation and amortization	82,568	11,105	1,088	4,018	98,779
Restructuring charges	1,772	1,941	322	—	4,035
Acquisition-related costs	696	321	—	—	1,017
Loss on sale of assets	2,654	—	—	—	2,654
Adjusted EBITDA	$258,887	$72,427	$24,410	$(26,816)	$328,908

	Six months ended May 31, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$141,648	$36,471	$19,997	$(100,132)	$97,984
Adjustments:
Stock-based compensation expense	—	—	—	70,561	70,561
Depreciation and amortization	49,465	11,391	937	3,563	65,356
Restructuring charges	6,061	1,937	21	—	8,019
Acquisition-related costs	3,398	162	—	—	3,560
Impairment of assets	1,629	—	—	—	1,629
Loss on sale of assets	—	1,241	—	—	1,241
Adjusted EBITDA	$202,201	$51,202	$20,955	$(26,008)	$248,350

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, pension mark-to-market and settlement expense, and income or loss from discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, pension mark-to-market and settlement expense, and income or loss from discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.